Exhibit 10.5

SUPPLYING CONTRACT

Contract number：ZYC

The Buyer (Party A)：Jilin Zhengye Biological Products Co., Ltd

Unified Social Credit Code:	Signed in： Jilin City

The Seller (Party B)：	Signed on：

Unified Social Credit Code:

According to the provisions of the Contract Law of the People’s Republic of China, based on the principles of equality, mutual benefit, good faith, and good faith, the Buyer and the Seller have reached the following terms and conditions through friendly consultation regarding the purchase and sale of the following materials for mutual compliance.

1. Product Name, Specifications, Unit Price, Quality Requirement and Delivery Time and Amount

Number	Product Name	Specification	Unit Price (yuan/ml)	Quality Requirement	Delivery time and amount	Notes
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2
3
4
5
Total	Amount: yuan

2. Requirements of Quality and Packing

2.1	The quality requirements of this Contract are as follows: to comply with the quality requirements in Article 1, and to comply with national and industry standards (whichever is higher) for the remaining unclear parts.

2.2	Packing: cardboard box packaging, packing materials are not recyclable. The Seller shall provide packing that guarantees the safety and undamaged condition of the product. The Seller shall be responsible for any damage or loss of goods caused by packing issues.

3. Delivery and Shipping

3.1	The Seller shall deliver the goods to the warehouse personnel designated by the Buyer and provide a delivery note stamped with the Seller’s official seal, which shall be inspected and signed for by the warehouse personnel designated by the Buyer.

The Seller must provide the following documents with the goods, including but not limited to a delivery list stamped with an official seal (or delivery special seal) (i.e. the product name, specifications, and quantity in the delivery list must be consistent with the contract), and product inspection report (or product qualification certificate).

3.2	Shipping: Automobile, railway, and aviation are all available for shipping, ensuring the quality of goods during the logistics process. Before the Seller delivers the goods to the Buyer’s designated delivery location, all risks shall be borne by the Seller, and the Seller shall bear transportation, loading and unloading, and any resulting costs.

3.3	Delivery location and receiving party：Jilin Zhengye Biological Products Co., Ltd

4. Inspection and Objection:

4.1	Acceptance time: within 30 days from the date of receipt of the goods.

4.2	Acceptance standards: comply with the quality requirements in the table of Article 1 or the national or industry standards.

4.3	If Party A finds that the variety, model, specification, quantity, and quality of the product do not meet the regulations during acceptance, Party A shall raise a written objection to Party B within 7 working days.

4.4	After receiving written objections from Party A, Party B shall be responsible for handling them within ten days (unless otherwise specified or agreed upon by the parties).

5. Payment Term:

5.1	Payment: Payment for the goods shall be made by wire transfer or acceptance draft. Party A shall settle the payment within 90 working days after confirming that there are no objections to the quantity and quality, and Party B shall provide a value-added tax invoice recognized by Party A.

5.2	Payment Time: (Note: The Seller needs to issue a full value-added tax special invoice before making the payment. If the Seller fails to issue or issues an unqualified invoice, the Buyer has the right to delay payment of the corresponding amount until the Seller issues a qualified invoice.)

6. Email and Contact of Party A and Party B

Seller’s contact person:	Name:	Tel:	WeChat:

	Email :		Mailing address:

Buyer’s contact person:	Name:	Tel:	WeChat:

	Email :		Mailing address:

7. Responsibilities of Party A and Party B

7.1	Should the variety, model, specification, quantity, and quality of the products delivered by Party B do not comply with the provisions of the contract, the price shall be based on the quality with the condition that Party A agrees to use them. Should Party A be unable to utilize it, Party B shall be responsible for replacing it according to the specific situation of the product and bear the responsibility of exchanging or returning it.

7.2	Should Party B fail to deliver the goods on time, Party B shall negotiate with Party A before shipment. Should Party A still need the goods, Party B shall make up for it as needed. Should Party A no longer need the goods, Party B shall be notified within seven days after receiving notice from Party B to complete the procedures for terminating the contract.

7.3	Should the products of Party B comply with the contract provisions but Party A refuses to accept the goods in violation of the contract provisions, Party A shall bear all losses caused thereby.

8. Liabilities for Breach of Contract

Either party in the Contract must notify the other party at least 7 days in advance to cancel the Contract, otherwise they shall bear all losses caused to the other party as a result.

9. Force Majeure

Either party shall not be held responsible for failure or delay to perform all or any part of this agreement due to force majeure events such as earthquakes, floods and riots that could not be predicted by the relative party. The party affected by the event of force majeure shall inform the other party as soon as possible and thereafter take measures to prevent the expansion of losses, and provide a certificate of the event issued by government agencies or corresponding departments within 15 days after its occurrence. Both parties may negotiate to terminate the Contract or other related matters.

10. Settlement of Dispute

Any disputes arising from the performance of this Contract or related to this contract shall be resolved through friendly consultation between both parties. If consultation fails, the people’s court in the place where the contract is signed shall have jurisdiction in accordance with the law. The litigation costs, investigation fees, lawyer fees, and travel expenses incurred due to litigation shall be borne by the losing party.

11.	Integrity Agreement

11.1	If the Buyer and its staff receive gifts, valuable items, securities, or other benefits directly or indirectly gifted by the Seller’s staff, they shall be subject to party and political disciplinary sanctions in accordance with their management authority and relevant laws, regulations, and provisions. If they are suspected of committing a crime, they shall be transferred to judicial authorities for processing.

11.2	The Seller and other staff members who directly or indirectly give gifts, valuable items or securities to the Buyer’s staff members in the name of the company or individual, or use other means to provide improper benefits in a disguised manner, shall be fined 10 times the amount involved by the Seller for each occurrence. The penalty shall be deducted from the contract payment due in the current period. If losses are caused to the Buyer’s engineering (production), the Seller shall provide full compensation. If the circumstances are serious, in addition to imposing a penalty of 10 times the amount involved by the Seller, a penalty of 20% to 30% of the contract price shall also be imposed on the Seller. If the circumstances are particularly serious, the Buyer has the right to terminate its procurement contract and impose a penalty of not being allowed to enter the Buyer’s material procurement project for one to two years. The losses and all expenses incurred by the Buyer as a result shall be borne by the Seller and deducted from the settlement payment of the material procurement contract.

12.	Effectiveness and Miscellaneous

12.1	Any written notice shall be deemed delivered to the other party upon being notified in writing to the communication address, email or fax specified in this contract. If one party’s contact information changes, they should notify the other party in writing in a timely manner. Otherwise, if the original contact information is used, it will be deemed as valid delivery.

12.2	If the signed contract or order is reached by fax or scanning, it will be deemed as a valid contract. The main text of this contract shall be based on printed text, and any handwritten or altered text shall be invalid.

12.3	If the order is signed by fax or scanning, the Seller must confirm and return it to the Buyer before the time agreed upon by both parties. If the Seller confirms that the return is overdue, it must be approved by the Buyer before it becomes effective. Otherwise, the original order will become invalid.

12.4	Any modifications, supplements, and changes to the contract terms shall be made in writing. On the basis of mutual agreement between the Buyer and Seller, a written agreement shall be signed and stamped by authorized representatives of both parties. The modified, supplemented, or modified documents confirmed by the signatures and seals of both parties are an effective part of the Contract and have the same legal effect as the Contract.

12.5	Miscellaneous: Before the first transaction, the Seller shall provide the Buyer with the company’s business license stamped with the official seal, tax registration certificate, and the legal representative’s authorization letter as a backup. Long term suppliers should proactively provide the Buyer with updated documents or annual inspections for their record keeping. When changing the signing representative, a power of attorney for that representative should be provided.

12.6	This Contract shall come into effect from the date of being stamped by both parties. Two copies shall be made, with each party holding one copy and having equal legal effect. The validity period of the contract is from [ ] (date) to [ ] (date).

Party A	Party B
Name (seal): Jilin Zhengye Biological Products Co., Ltd	Name (seal):

Authorized Representative:	Authorized Representative:

Address: No.1 Lianmeng Road, Jilin Economic & Technical Development Zone, Jilin Province	Address:

Tel: 0432-63047105	Tel:

Fax: 0432-63056300	Fax:

Bank of deposit: Jilin Hadawan Branch of China Construction Bank	Bank of deposit:

Bank account number: 2200161633805966888	Bank account number:

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